EXHIBIT 99.1

First State Financial Corporation Announces Second Quarter 2008 Results

SARASOTA, Fla., July 24, 2008 (PRIME NEWSWIRE) -- First State Financial Corporation (Nasdaq:FSTF) today reported a second quarter 2008 net loss of $2.2 million, or a loss of $0.38 per diluted share, as compared to net income of $797 thousand, or $0.14 per diluted share for the same period in 2007. First State's second quarter 2008 net loss was primarily attributable to a $3.7 million provision for loan losses and a decrease in net interest income, partially offset by a tax benefit as a result of the second quarter 2008 loss.

Book value per share decreased to $7.52 at June 30, 2008 from $8.14 at March 31, 2008. For the quarter ended June 30, 2008 the Company reported a total risk based capital ratio of 12.61%, tier one ratio of 11.34% and leverage ratio of 9.74%. The Corporation's and Bank's regulatory capital ratios are consistently above the "well-capitalized" standards.

"The further decline in real estate values, coupled with the negative impact upon some of our customers cash flow and earnings as a result of the overall economy, have caused us to add $3.7 million to our loan loss reserve," said John E. (Jed) Wilkinson, President and CEO.

Net interest income decreased to $3.2 million for the three months ended June 30, 2008 from $4.3 million for the same period in 2007 primarily due to compression in the net interest margin. The annualized net interest margin on a tax equivalent basis for the three months ended June 30, 2008 was 2.92%, compared to 3.15% for the quarter ended March 31, 2008 and 4.14% for the second quarter of 2007.

Net loss for the six months ended June 30, 2008 was $3.3 million compared to net income of $2.1 million for the same period of 2007. On a per diluted share basis, the net loss was $0.57 for the six months ended June 30, 2008 compared to net income of $0.35 for the same period in 2007. Net interest income for the six months ended June 30, 2008 decreased to $6.7 million from $8.9 million for the same period of 2007. The annualized net interest margin on a tax equivalent basis for the six months ended June 30, 2008 was 3.05%, compared to 4.26% for the six months ended June 30, 2007.

As of June 30, 2008, the allowance for loan losses totaled $12.1 million, or 3.17% of total gross loans and 171% of non-performing loans compared to $10.0 million, or 2.55% of total gross loans and 136% of non-performing loans as of March 31, 2008 and $4.6 million, or 1.14% of total gross loans and 589% of non-performing loans as of June 30, 2007. Annualized net charge-offs amounted to 2.28% of average loans for the quarter ended June 30, 2008 compared to annualized net charge-offs of 0.12% of average loans for the quarter ended June 30, 2007 and annualized net charge-offs of 0.54% of average loans for the quarter ended March 31, 2008.

Non-interest income for the second quarter of 2008 was $400 thousand compared to $644 thousand for the same period of 2007. The decrease was primarily attributable to a reduction in mortgage banking fees. Non-interest income for the six months ended June 30, 2008 remained flat at $1.1 million compared to the same period ended June 30, 2007.

For the second quarter of 2008, non-interest expense remained relatively flat at $3.5 million compared to $3.4 million for the same period in 2007. Salary and employee benefit expenses decreased by $276 thousand for the second quarter of 2008 when compared to the same period in 2007 as the Company recorded non-recurring expenses during the second quarter of 2007 related to the departure of the Company's former CEO and a bonus accrual was not necessary during the second quarter of 2008. The decrease in salaries and employee benefits was offset by increases in occupancy costs for new branches and for new office space to centralize certain operations of the Bank. Non-interest expense for the six months ended June 30, 2008 was $6.6 million compared to $6.3 million for the same period in 2007. Occupancy costs attributed to the increase, partially offset by a decrease in salary and employee benefits, as discussed above.

As of June 30, 2008 there were 138.5 full-time equivalent employees compared to 112.5 at June 30, 2007. The increase in full-time equivalent employees is primarily due to three new branch openings over the past twelve months.

Total assets were $470.5 million at June 30, 2008 representing growth of 4.2% from the June 30, 2007 balance of $451.7 million and growth of 0.2% from the March 31, 2008 balance of $469.7 million. Total gross loans declined 5.7% to $381.9 million as of June 30, 2008 compared to $403.5 million a year ago, and declined 3.1% compared to $394.2 million at March 31, 2008. In addition, total deposits decreased 1.8% to $370.5 million as of June 30, 2008 from $377.4 million at March 31, 2008 and 3.3% from $382.7 million as of June 30, 2007.

For the second quarter of 2008, the Board of Directors of First State Financial Corporation declared a quarterly cash dividend of $0.08 per share on its common stock. The cash dividend was paid on June 30, 2008 to shareholders of record as of June 23, 2008.

Further information regarding First State Financial Corporation and First State Bank may be obtained by contacting Mr. John E. "Jed" Wilkinson, President and CEO, 22 S. Links Avenue, Suite 100, Sarasota, Florida 34236. Telephone 941-929-9000. E-mail: jwilkinson@firststatefl.com

About First State Financial Corporation

Headquartered in Sarasota, Florida, First State Financial Corporation, through its wholly owned subsidiary First State Bank, serves the personal and commercial banking needs of local residents and businesses in its market area. The Bank operates from nine locations, four branches in Sarasota County and five branches in Pinellas County.

Copies of recent news releases, SEC filings, price quotes, stock charts and other valuable information may be found on First State's investor relations website at www.firststatefl.com.

Except for historical information contained herein, the statements made in the press release constitute "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve certain risks and uncertainties, including statements regarding the Company's strategic direction, prospects and future results. Certain factors, including those outside the Company's control may cause actual results to differ materially from those in the forward-looking statements, including economic and other conditions in the markets in which the Company operates; risks associated with acquisitions, competition, seasonality and the other risks discussed in our filings with the Securities and Exchange Commission, which discussions are incorporated in this press release by reference.

 First State Financial Corporation
 Unaudited Summary Consolidated Statements of Income

                                  For the          For the six month
                               quarter ended         period ended
 (in thousands, except for        June 30,              June 30,
  per share data)              2008       2007       2008       2007
                               ----       ----       ----       ----
 Interest income            $   7,353  $   8,481  $  15,328  $  17,139
 Interest expense               4,133      4,189      8,609      8,276
                            ---------  ---------  ---------  ---------
 Net interest income            3,220      4,292      6,719      8,863
 Provision for loan loss       (3,700)      (286)    (6,633)      (477)
 Non-interest income              400        644      1,091      1,140
 Non-interest expense          (3,496)    (3,399)    (6,630)    (6,267)
                            ---------  ---------  ---------  ---------
 (Loss) income before income
  tax (benefit) expense        (3,576)     1,251     (5,453)     3,259
 Income tax (benefit)
  expense                      (1,369)       454     (2,108)     1,193
                            ---------  ---------  ---------  ---------
 Net (loss) income          $  (2,207) $     797  $  (3,345) $   2,066

 Basic (loss) earnings
  per share                 $   (0.38) $    0.14  $   (0.57) $    0.36
 Diluted (loss) earnings
  per share                 $   (0.38) $    0.14  $   (0.57) $    0.35

                                   For the         For the    For the
 Selected financial data          six month        quarter     year
  (in thousands except for         period           ended      ended
  per share data)               ended June 30,    March 31,   Dec, 31,
                               2008       2007       2008       2007
                               ----       ----       ----       ----
 Average loans outstanding  $ 382,432  $ 377,377  $ 388,418  $ 389,182
 Average earning assets     $ 448,948  $ 422,085  $ 452,887  $ 435,206
 Annualized return on
  average assets                (1.43)%     0.95%     (0.96)%     0.51%
 Annualized return on
  average equity               (13.72)%     8.30%     (9.13)%     3.80%
 Net interest margin on
  a fully tax
  equivalent basis               3.05%     4.26%       3.15%      4.00%
 Weighted average
  diluted shares            5,920,300  5,911,408  5,920,300  5,918,034

                                                     At          At
                                  At June 30,     March 31,   Dec. 31,
                               2008       2007       2008       2007
                               ----       ----       ----       ----
 Book value                 $    7.52  $    8.41  $    8.14  $    8.47
 End of period
  shares outstanding        5,920,300  5,875,500  5,920,300  5,920,300

 Total earning assets       $ 443,208  $ 432,956  $ 448,325  $ 453,671
 Total loans                $ 381,873  $ 403,505  $ 394,166  $ 403,163
 Total assets               $ 470,489  $ 451,737  $ 469,686  $ 474,888
 Total deposits             $ 370,530  $ 382,707  $ 377,351  $ 395,193
 Total stockholders equity  $  44,533  $  49,385  $  48,181  $  50,133

 Net loan charge-offs       $  (2,175) $    (227) $    (523) $    (622)
 Non-accrual loans          $   7,079  $     782  $   7,370  $   4,908
 Non-accrual loans as a %
  of total gross loans           1.85%      0.19%      1.87%      1.22%
 Tier 1 capital                 11.34%     12.02%     11.82%     11.72%
 Total capital                  12.61%     13.13%     12.98%     12.94%
 Tier 1 leverage                 9.74%     11.35%     10.19%     10.44%

CONTACT: First State Financial Corporation
         Mr. John E. "Jed" Wilkinson, President and CEO
         941-929-9000
         jwilkinson@firststatefl.com
         22 S. Links Avenue, Suite 100
         Sarasota, Florida 34236